Exhibit 10.2

EXECUTION VERSION

GUARANTY

GUARANTY, dated as of September 3, 2020 (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), made by TERRA PROPERTY TRUST, INC., a Maryland corporation (“Guarantor”), for the benefit of GOLDMAN SACHS BANK USA, a New York State member bank (“Class A Lender”).

W I T N E S S E T H :

WHEREAS, Class A Lender, Terra Mortgage Capital I, LLC, a Delaware limited liability company (the “Issuer”) and Wells Fargo Bank, National Association, as custodian, trustee, collateral agent, loan agent and note administrator, are parties to that certain Indenture and Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”);

WHEREAS, Guarantor owns, directly or indirectly, all of the membership interest of Issuer and Guarantor will derive benefits, indirectly, from the execution, delivery and performance by Issuer of the Transaction Documents, and the transactions contemplated by the Indenture and the other Transaction Documents; and

WHEREAS, it is a condition precedent to the Indenture and the consummation of the transaction contemplated thereunder that Guarantor execute and deliver this Guaranty for the benefit of Class A Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

ARTICLE I.

DEFINED TERMS

(a)            Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

(b)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

ARTICLE II.

NATURE AND SCOPE OF GUARANTY

(a)            Guaranty of Obligations. The Guarantor’s guaranteed obligations (the “Guaranteed Obligations”) are as follows:

(i)            Guarantor hereby irrevocably and unconditionally guarantees and promises to Class A Lender and its successors and assigns, the prompt and complete payment when due, whether at stated maturity, by acceleration or otherwise, of all of (A) all reasonable out of pocket court costs, enforcement costs and legal and other expenses (including reasonable attorneys’ fees and expenses of outside counsel) (collectively, “Costs”) that are incurred by Class A Lender in the enforcement of any obligation of Guarantor under this Guaranty; and (B) all actual losses, damages and Costs (collectively, “Losses”) that are incurred by Class A Lender arising out of or in connection with any of the following events:

(1)            any fraud, intentional material misrepresentation, or willful misconduct by Issuer, Guarantor or Notes Investor (each a “Terra Finance Party” and collectively, the “Terra Finance Parties”) in connection with the Indenture, the other Transaction Documents or any Mortgage Asset;

(2)           the misapplication or misappropriation of any income or other amounts received from any Mortgage Asset or any Mortgage Loan by any Terra Finance Party, or any Affiliate thereof;

(3)            any Terra Finance Party, or any Affiliate thereof, in bad faith (as determined by a court of competent jurisdiction), contests or colludes with any Person contesting the exercise of remedies pursued by Class A Lender pursuant to the Indenture;

(4)            any Terra Finance Party or any subsidiary thereof voluntarily grants or creates, or consents in writing to the grant or creation of, any lien, encumbrance or security interest in or on any Mortgage Asset or any Collateral, other than liens, encumbrances or security interests created pursuant to or otherwise permitted by the Transaction Documents;

(5)            Issuer’s failure to obtain Class A Lender’s prior written consent to any incurrence of Indebtedness obtained by Issuer or any of its successors or assigns that are not permitted under the Transaction Documents or voluntary liens granted by Issuer on the Mortgage Assets, in each case, in violation of the Transaction Documents; or

(6)            any failure by (i) the Issuer, as holder of a Future Advance Mortgage Asset, to make any Future Advances under the related Mortgage Asset Documents (to the extent such Future Advances are determined by a court of competent jurisdiction to be required to be made thereunder) to the related obligor under such Mortgage Asset or (ii) the Holder of the Class B Notes to contribute Cash to the Issuer in an amount equal to the applicable Class B Note Additional Funding Amount in order to ensure that the Issuer has sufficient Cash to fund all such Future Advances in full (pursuant to the terms of the Indenture).

(ii)            Notwithstanding anything to the contrary herein, Guarantor irrevocably and unconditionally guarantees and promises to pay to Class A Lender and its successors and assigns, in lawful money of the United States, in immediately available funds, the entire Aggregate Outstanding Amount of the Class A Loan (plus all other amounts due and payable to the Class A Lender under the Transaction Documents) immediately upon the occurrence of with respect to any Terra Finance Party (A) the commencement by such Person as debtor of any case or proceeding under the Bankruptcy Code or any similar federal or state law, or such Person seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such Person or all or substantially all of the property of and assets of such Person (unless consented to by Class A Lender), (B) the commencement of an involuntary case or proceeding against such Person under the Bankruptcy Code or any similar federal or state law (other than by Class A Lender) in connection with which either (1) such Person or any affiliate of such Person has colluded in any way with the creditors commencing or filing such involuntary case or proceeding, or (2) such Person, any affiliate of such Person or any representative of such Person files an answer consenting to, or otherwise acquiescing in, or joining in, such involuntary case or proceeding, (C) such Person (x) consents to, or acquiesces in, or joins in, an application seeking the appointment of a custodian, receiver, liquidator, trustee or examiner for such Person, or (y) makes an assignment for the benefit of creditors or (D) any material breach of the separateness covenants contained in Section 7.4 of the Indenture that results in the substantive consolidation of any of the assets and/or liabilities of Issuer or Guarantor with any of the assets and/or liabilities of any other entity in a bankruptcy or insolvency proceeding under the Bankruptcy Code.

(b)           Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Class A Lender and any successor, endorsee, transferee or assignee under the Indenture and shall not be discharged by the assignment or negotiation of all or part thereof.

(c)            Satisfaction of Guaranteed Obligations. Guarantor shall satisfy its obligations hereunder without demand, presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever. The obligations of Guarantor hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Issuer, or any other party, against Class A Lender or against the payment of the Guaranteed Obligations, other than the payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with such Guaranteed Obligations or otherwise.

(d)           No Duty to Pursue Others. Except as otherwise expressly set forth in any of the Transaction Documents, it shall not be necessary for Class A Lender (and Guarantor hereby waives any rights which Guarantor may have to require Class A Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Issuer or others liable on the Guaranteed Obligations or any other person, (ii) enforce or exhaust Class A Lender’s rights against any collateral which shall ever have been given to secure the Guaranteed Obligations, (iii) join Issuer or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of the Guaranteed Obligations. Class A Lender shall not be entitled to actually receive payment of the same amounts from both Issuer and Guarantor. Class A Lender shall not be required to mitigate damages or take any other action to collect or enforce the Guaranteed Obligations.

(e)            Waivers. Except as otherwise expressly set forth in any of the Transaction Documents, Guarantor agrees to the provisions of the Transaction Documents, and hereby waives notice of (i) any loans or advances made by Class A Lender to Issuer, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Indenture, or of any other Transaction Documents, (iv) the execution and delivery by Issuer and Class A Lender of any other agreement or of Issuer’s execution and delivery of any other documents arising under the Transaction Documents or in connection with the Guaranteed Obligations, (v) the occurrence of any breach by Issuer or an Event of Default under the Transaction Documents, (vi) Class A Lender’s transfer or disposition of the Transaction Documents, or any part thereof in accordance with the terms and conditions of the Transaction Documents, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Issuer, (ix) any other action at any time taken or omitted by Class A Lender and (x) all other demands and notices of every kind in connection with this Guaranty, the Transaction Documents and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

(f)            Payment of Expenses. In the event that Guarantor should breach or fail to timely make any payment when due pursuant to the provisions of this Guaranty, Guarantor shall promptly after demand by Class A Lender, pay Class A Lender all reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of outside counsel) actually incurred by Class A Lender in the enforcement hereof or the preservation of Class A Lender’s rights hereunder. The covenant contained in this Article II(f) shall survive the payment of the Guaranteed Obligations.

(g)           Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Class A Lender must rescind or restore any payment, or any part thereof, received by Class A Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Class A Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Issuer and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Issuer’s or Guarantor’s payment of the Guaranteed Obligations which is not so rescinded.

(h)           Deferral of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably defers any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Class A Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Issuer or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty until payment in full of the Guaranteed Obligations and termination of the Indenture. Guarantor hereby subordinates all of its subrogation rights against Issuer arising from payments made under this Guaranty to the full payment of the Guaranteed Obligations due Class A Lender for a period of ninety-one (91) days following the final payment of the last of all of the Guaranteed Obligations and termination of the Indenture. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Class A Lender, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Class A Lender in the exact form received by Guarantor (duly indorsed by Guarantor to Class A Lender, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Class A Lender may determine.

(i)             Issuer. The term “Issuer” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of any Issuer or any interest in any Issuer.

ARTICLE III.

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

(a)            Amendments, Etc. Subject to clause (c) below, until payment in full of all Guaranteed Obligations and termination of the Indenture, Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Obligations made by Class A Lender may be rescinded by Class A Lender and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Class A Lender and any Transaction Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Class A Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Class A Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Class A Lender shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Guaranteed Obligations or any property subject thereto. When making any demand hereunder against Guarantor, Class A Lender may, but shall be under no obligation to, make a similar demand on Issuer or any other Person, and any failure by Class A Lender to make any such demand or to collect any payments from Issuer or any such other Person or any release of Issuer or such other Person shall not relieve Guarantor of its Guaranteed Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Class A Lender against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(b)           Guaranty Absolute and Unconditional, Etc. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Transaction Document, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Class A Lender, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Issuer against Class A Lender, (iii) any requirement that Class A Lender exhaust any right to take any action against Issuer or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guaranty or (iv) any other circumstance whatsoever (with or without notice to or knowledge of Issuer and Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Issuer for the Guaranteed Obligations, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Class A Lender may, but shall be under no obligation to, pursue such rights and remedies that Class A Lender may have against Issuer or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by Class A Lender to pursue such other rights or remedies or to collect any payments from Issuer or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Issuer or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Class A Lender against Guarantor.

Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Class A Lender as follows:

(i)            Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Class A Lender any claim or defense based upon, an election of remedies by Class A Lender which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Issuer or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Issuer, any other guarantor or any other person or security.

(ii)           Guarantor is presently informed of the financial condition of Issuer and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about the financial condition of Issuer, the status of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than Class A Lender for such information and will not rely upon Class A Lender for any such information. Absent a written request for such information by Guarantor to Class A Lender, Guarantor hereby waives the right, if any, to require Class A Lender to disclose to Guarantor any information which Class A Lender may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii)          Guarantor has independently reviewed the Transaction Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to Class A Lender, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Issuer or any other guarantor to Class A Lender, now or at any time and from time to time in the future.

(c)           Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Class A Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Issuer, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Issuer or any substantial part of the property of Issuer, or otherwise, all as though such payments had not been made.

(d)           Payments. Guarantor hereby agrees that the Guaranteed Obligations will be paid to Class A Lender, without set-off or counterclaim, in United States Dollars.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

To induce Class A Lender to enter into the Transaction Documents, Guarantor represents and warrants to Class A Lender as follows:

(a)            Benefit. Guarantor has received, or will receive, indirect benefit from the execution, delivery and performance by Issuer of the Transaction Documents, and the transactions contemplated therein.

(b)           Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Issuer and is familiar with the value of any and all collateral intended to be pledged as security for the payment of the Guaranteed Obligations.

(c)            No Representation By Class A Lender. Neither Class A Lender nor any other party on Class A Lender’s behalf has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(d)           Solvency. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and intends to remain, solvent, and has, and intends to have, assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities fairly estimated in accordance with GAAP) and debts, and has, and intends to have, property and assets sufficient to satisfy and repay its obligations and liabilities, as and when the same become due.

(e)            Performance. Guarantor does not believe, nor does it have any reason or cause to believe, that it cannot perform in all respects all covenants and obligations contained in this Guaranty applicable to Guarantor.

(f)            Organization. Guarantor (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) is duly licensed, qualified, and in good standing in each jurisdiction where such licensing or qualification is necessary for the transaction of Guarantor’s business, except where failure to be so licensed or qualified could not be reasonably likely to have a material adverse effect, (iii) has the power to own its assets and to transact the businesses in which it is now engaged.

(g)           Authority. Guarantor represents that (i) it is duly authorized to execute and deliver this Guaranty and to perform its obligations under this Guaranty, and has taken all necessary action to authorize such execution, delivery and such payment, and (ii) each person signing this Guaranty on its behalf is duly authorized to do so on its behalf.

(h)           Due Execution. This Guaranty has been duly executed and delivered by Guarantor, for good and valuable consideration.

(i)             Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(j)            Approvals and Consents. No consent, approval or other action of, or filing by, Guarantor with any governmental authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and payment when due pursuant to the provisions of this Guaranty (other than consents, approvals and filings that have been obtained or made on or prior to the date hereof).

(k)            Non-Contravention. Neither the execution and delivery of this Guaranty, nor consummation by Guarantor of the transactions contemplated by this Guaranty, nor compliance by Guarantor with the terms, conditions and provisions of this Guaranty will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Guarantor, (ii) any agreement by which Guarantor is bound or to which any assets of Guarantor are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Guarantor, other than pursuant to (or as otherwise permitted by) the Transaction Documents, to the extent that such breach could be reasonably likely to have a material adverse effect, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Guarantor, to the extent that such breach could be reasonably likely to have material adverse effect, or (iv) any requirement of law applicable to Guarantor in any material respect.

(l)             Litigation/Proceedings. As of the Closing Date, and except as disclosed in writing to Class A Lender prior to such date, there is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Guarantor, threatened in writing against Guarantor, or any of its assets that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be take in connection with the transactions contemplated hereby or thereby or

(ii)  could be reasonably likely to have a material adverse effect.

(m)          No Outstanding Judgments. Except as disclosed to Class A Lender in writing, there are no judgments against Guarantor unsatisfied of record or docketed in any court located in the United States of America that materially and adversely affect Guarantor’s net worth or its ability to perform its obligations hereunder.

(n)           Compliance with Law. Guarantor is in compliance in all material respects with all requirements of law. Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or governmental authority.

All representations and warranties made by Guarantor herein shall survive until payment in full of the Guaranteed Obligations and termination of the Indenture.

ARTICLE V.

COVENANTS OF GUARANTOR

Guarantor covenants and agrees with Class A Lender that, until payment in full of all Guaranteed Obligations and termination of the Indenture:

(a)            Guarantor Notices.

(i)            Default or Event of Default. Guarantor shall, as soon as possible but in no event later than the immediately succeeding Business Day after obtaining actual knowledge of such event, notify Class A Lender of the occurrence of any Default or Event of Default.

(ii)           Other Defaults. Guarantor shall promptly, and in any event within two (2)  Business Days after obtaining actual knowledge thereof, notify Class A Lender of any default or event of default (or similar event) on the part of Guarantor under any Indebtedness or other material contractual obligations of Guarantor to the extent that such default or event of default (or similar event) could be reasonably likely to have material adverse effect on this Guaranty or Guarantor’s obligations hereunder.

(iii)          Litigation and Judgments. Guarantor shall promptly (and in any event within two (2) Business Days after obtaining actual knowledge thereof) notify Class A Lender of the commencement or written threat of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding affecting Guarantor or any of its subsidiaries which (A) relates to the Mortgage Asset, and, which, if adversely determined, could be reasonably likely to have a material adverse effect thereon, (B) questions or challenges the validity or enforceability of this Guaranty or any action to be taken in connection with the transactions contemplated hereby, or (C) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a material adverse effect on this Guaranty or Guarantor’s obligations hereunder.

(b)           Reporting. Guarantor shall deliver (or cause to be delivered) to Class A Lender all financial information and certificates with respect to Guarantor that are required to be delivered pursuant to Section 10.5 of the Indenture.

(c)           Preservation of Existence; Licenses. Guarantor shall at all times maintain and preserve its legal existence and in all material respects all of the rights, privileges, licenses, permits and franchises necessary for the operation of its business and for the making of any payment when due pursuant to the provisions of this Guaranty, except to the extent the failure to maintain any such rights, privileges, licenses, permits and franchises would not be reasonably likely to have a material adverse effect on this Guaranty or Guarantor’s obligations hereunder.

(d)           Compliance with Obligations. Guarantor shall at all times comply in all material respects (i) with its organizational documents, (ii) with any agreements by which it is bound or to which its assets are subject and (iii) any requirement of law applicable to it.

(e)           Books of Record and Accounts. Guarantor shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, consistently applied, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP, consistently applied.

(f)            Taxes and Other Charges. Guarantor shall timely file all income, franchise and other tax returns required to be filed by it and shall pay and discharge all taxes, levies, assessments and other charges imposed on it, on its income or profits, on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(g)           Due Diligence. Guarantor shall permit Class A Lender to conduct continuing due diligence in accordance with the Servicing Agreement.

(h)           No Change of Control. Guarantor shall not, without the prior consent of Class A Lender, own less than 95% of either the Issuer or the Notes Investor, and shall (in any event) retain Control of the Issuer and Notes Investor.

(i)            Voluntary or Collusive Filing. Guarantor shall not voluntarily file a case, or join or collude with any Person in the filing of an involuntary case, in respect of Issuer under the Bankruptcy Code.

(j)             Financial Covenants. Guarantor shall at all times satisfy the following financial covenants, as determined quarterly on a consolidated basis in accordance with GAAP, consistently applied:

(i)             Minimum Tangible Net Worth: Guarantor shall not permit its Tangible Net Worth at any time to be less than an amount equal to the sum of (x) seventy-five percent (75%) of its current Tangible Net Worth as of the date hereof.

(ii)           Liquidity. Guarantor shall maintain at all times minimum Liquidity of not less than Ten Million and No/100 Dollars ($10,000,000.00).

(iii)          Interest Coverage Ratio. Guarantor shall not permit its Interest Coverage Ratio to be less than 1.5 to 1.0.

ARTICLE VI.

SET-OFF

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Guarantor hereby grants to Class A Lender a right, following the occurrence and during the continuance of any failure by Guarantor to timely perform any of its Guaranteed Obligations as set forth herein, without prior notice to Guarantor, upon any Guaranteed Obligations becoming due and payable by Guarantor (whether at stated maturity, by acceleration or otherwise), to set-off any sum or obligation solely under this Guaranty and irrespective of the currency, place of payment or booking office of the sum or obligation owed by Guarantor to Class A Lender or any Affiliate of Class A Lender against (i) any sum or obligation whether or not arising under this Guaranty and irrespective of the currency, place of payment or booking office of the sum or obligation owed by Class A Lender or its Affiliates to Guarantor and (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Guarantor and the proceeds therefrom, now or hereafter held or received for the account of Guarantor (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Class A Lender or its Affiliates or any entity under the control of Class A Lender or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Class A Lender, wherever located).

Class A Lender and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of any failure by Guarantor to timely perform any of its Guaranteed Obligations as set forth herein, without prior notice to Guarantor, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Class A Lender or its Affiliates by Guarantor under this Guaranty, irrespective of whether Class A Lender or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. If a sum or obligation is unascertained, Class A Lender may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article VI shall be effective to create a charge or other security interest. This Article VI shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise). Class A Lender shall notify Guarantor promptly of any such set-off and the application made by Class A Lender.

ANY AND ALL RIGHTS TO REQUIRE CLASS A LENDER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL THAT SECURE THE AMOUNTS OWING TO CLASS A LENDER OR ITS AFFILIATES BY GUARANTOR UNDER THIS GUARANTY, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY GUARANTOR.

ARTICLE VII.

MISCELLANEOUS

(a)           Waiver. No failure to exercise, and no delay in exercising, on the part of Class A Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Class A Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing signed by Class A Lender and Guarantor and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand (except to the extent such a notice or demand is required by the terms hereof).

(b)           Notices. Unless otherwise provided in this Guaranty, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (i) hand delivery, with proof of delivery, (ii) certified or registered United States mail, postage prepaid, (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (iv) by facsimile (with answerback acknowledged), provided that such facsimile notice must also be delivered by one of the means set forth in (i), (ii) or (iii) above, or (v) by electronic mail, provided that such electronic mail notice must also be delivered by one of the means set forth in (i), (ii) or (iii) above; in the case of notice to the Class A Lender, at Goldman Sachs Bank USA, 200 West Street, New York, New York 102802, Attention: General Counsel and, in the case of notice to Guarantor, to the address specified below, or to such other address and person as shall be designated from time to time by Guarantor or Class A Lender, as the case may be, in a written notice to the other in the manner provided for in this Article VII(b). A notice shall be deemed to have been given: (1) in the case of hand delivery, at the time of delivery, (2) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (3) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, (4) in the case of facsimile, upon receipt of answerback confirmation, provided that such facsimile notice was also delivered as required in this Article VII or (5) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof, provided that such electronic mail notice was also delivered as required in this Article VII. A party receiving a notice that does not comply with the technical requirements for notice under this Article VII may elect to waive any deficiencies and treat the notice as having been properly given.

Guarantor:                            Terra Property Trust, Inc.

805 Third Avenue, 8th Floor
New York, New York 10022
Attn: Michael Muscat

Telephone: #####

Email: #####

with copies to:

Terra Property Trust, Inc.
805 Third Avenue, 8th Floor
New York, New York 10022
Attn: Vik Uppal

Telephone: #####

Email: #####

and:

Terra Property Trust, Inc.
805 Third Avenue, 8th Floor
New York, New York 10022
Attn: Greg Pinkus

Telephone: #####

Email: #####

and:

Kirkland & Ellis LLP
300 North LaSalle

Chicago, Illinois 60654
Attention: Rachel Brown
Telephone: #####

Email: #####

(c)            GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(d)           SUBMISSION TO JURISDICTION; WAIVERS.

(i)             Each of Guarantor, and by its acceptance of the benefits of this Guaranty, Class A Lender, irrevocably and unconditionally (A) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Indenture or the Transaction Documents and (B) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(ii)            To the extent that Guarantor, and by its acceptance of the benefits of this Guaranty, Class A Lender, has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Indenture or the Transaction Documents.

(iii)           Each of Guarantor and by its acceptance of the benefits of this Guaranty, Class A Lender, hereby irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to it at its address specified herein. Each of Guarantor and by its acceptance of the benefits of this Guaranty, Class A Lender, hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article VII(d) shall affect the right of Class A Lender or Guarantor to serve legal process in any other manner permitted by law or affect the right of Class A Lender or Guarantor to bring any action or proceeding against the other party or its property in the courts of other jurisdictions, and nothing in this Article VII(d) shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

(iv)          GUARANTOR, AND BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY, THE CLASS A LENDER, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

(e)           Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

(f)            Amendments. This Guaranty may be amended only by an instrument in writing executed by Guarantor and Class A Lender.

(g)           Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Class A Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several. Class A Lender may assign or transfer its rights under this Guaranty in accordance with the transfer of assignment provisions of the Indenture.

(h)           Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation or construction of this Guaranty.

(i)            Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

(j)             Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Issuer to Class A Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Class A Lender hereunder shall be cumulative of any and all other rights that Class A Lender may ever have against Guarantor. The exercise by Class A Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

(k)           Entirety. This Guaranty embodies the final, entire agreement of Guarantor and Class A Lender with respect to Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Class A Lender as a final and complete expression of the terms of the guaranty, and no course of dealing between Guarantor and Class A Lender, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Class A Lender relating to the subject matter hereof.

(l)            Signature. This Guaranty shall be valid, binding, and enforceable against the Guarantor when executed and delivered by an authorized individual on behalf of the Guarantor by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC, in each case, to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned executed this Guaranty as of the day first written above.

TERRA PROPERTY TRUST, INC., as Guarantor

By:	/s/ Vikram Uppal
Name: Vikram Uppal
Title: Chief Executive Officer

[GS/Terra - Signature Page to Guaranty]

EXHIBIT A

FINANCIAL COVENANT DEFINITIONS

“Capitalized Lease Obligations”: Any obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Cash and Cash Equivalents”: Any of the following: (a) cash, (b) fully federally insured demand deposits, or (c) USTs with residual maturity of ninety (90) days or less.

“Consolidated EBITDA”: With respect to any Person, for any period of four (4) consecutive fiscal quarters ended on the last day of any fiscal quarter of such Person, an amount equal to, the following, all determined on a consolidated basis, without duplication, for any Person and its consolidated Subsidiaries in accordance with GAAP: (a) Consolidated Net Income (or loss) of such Person, plus (b) the following (but only to the extent actually deducted in calculating such Consolidated Net Income (or loss)): (i) depreciation and amortization expense, (ii) Interest Expense, (iii) income tax expense, (iv) extraordinary or non-cash non-recurring losses and (v) transaction costs in connection with the Transaction Documents, and minus (c) the following (but only to the extent actually added in calculating such Consolidated Net Income (or loss)): extraordinary or non-cash non-recurring gains; determined, in each case, on a consolidated basis.

“Consolidated Net Income”: With respect to any Person for any period of four (4) consecutive fiscal quarters ended on the last day of any fiscal quarter of such Person, the sum of all the consolidated net income of such Person and its consolidated Subsidiaries determined in accordance with GAAP and in each case, determined on a consolidated basis without duplication.

“Financing Lease” Any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Indebtedness”: For any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) calendar days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (i) Capitalized Lease Obligations of such Person; (j) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other agreement; and (k) all obligations of such Person under Financing Leases.

“Interest Coverage Ratio”: As of any date of determination in respect of any fiscal quarter, Consolidated EBITDA for the preceding four (4) fiscal quarters divided by Interest Expense for the preceding four (4) fiscal quarters.

“Interest Expense”: With respect to any Person and its consolidated Subsidiaries in respect of any period of four (4) consecutive fiscal quarters, ended on the last day of any fiscal quarter of such Person, determined on a consolidated basis without duplication, consolidated interest expense of such Person and its consolidated Subsidiaries, whether paid or accrued, without deduction of consolidated interest income of such Person and its consolidated Subsidiaries, including, without limitation or duplication, or, to the extent not so included, with the addition of: (i) interest expense associated with any interest rate hedging activity of such Person; (ii) the amortization of debt discounts by such Person; and

(iii)  prepayment penalties and debt extinguishment charges paid by such Person, in all cases as reflected in the applicable consolidated financial statements of such Person and all as determined in accordance with GAAP.

“Liquidity”: With respect to Guarantor on any date of determination, (i) unrestricted and unencumbered (other than pursuant to the Transaction Documents) Cash and Cash Equivalents held by Guarantor and its consolidated Subsidiaries (including, without limitation, Cash and Cash Equivalents held by Issuer), and (ii) the aggregate amount of all unfunded investor capital commitments of Guarantor, if any, that are available to be called on without condition (other than customary notice conditions or as otherwise set forth in the Governing Documents of Guarantor) and are not pledged to any other Person or subject to any Lien (other than pursuant to a subscription financing line of credit), net of amounts outstanding under any subscription financing line of credit of Guarantor or any of its consolidated Subsidiaries.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Tangible Net Worth”: With respect to Guarantor on any date of determination, (A) the sum of (i) all amounts that would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of Guarantor and its consolidated Subsidiaries at such date, minus (B) the sum of (i) amounts owing to Guarantor from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with Guarantor or any Affiliate thereof, (ii) intangible assets of Guarantor and its consolidated Subsidiaries, if any, and (iii) prepaid taxes and/or expenses, all on or as of such date and all without duplication as determined in accordance with GAAP.

“UST”: U.S. Dollar-denominated senior debt securities of the United States of America issued by the U.S. Treasury Department in Federal Reserve book entry form and backed by the full faith and credit of the United States of America, but excluding Treasury Inflation Protected Securities (or “TIPS”) and Treasury Separate Trading of Registered Interest and Principal Securities (or “STRIPS”).

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